EXHIBIT 23.2

CONSENT

We hereby consent to the reference to Ryder Scott Company, L.P., to the incorporation of information contained in our report estimating “the proved reserves, future production, and income attributable to certain leasehold and royalty interests of GeoMet, Inc. (GeoMet) as of September 30, 2011” (“our Report”), and to references to our Report in “Item 9.01, Financial Statements and Exhibits” on Form 8-K/A of GeoMet, Inc. (“the 8-K”). We also consent to the inclusion of our Report dated January 11, 2012 in “Item 9.01, Financial Statements and Exhibits” as “Exhibit 99.1” in the 8-K. We further consent to the incorporation by reference of such information derived from our Report in Registration Statement No. 333-136924 and No. 333-163114 on Form S-8 and Registration Statement No. 333-163193 No. 333-174037 on Form S-3.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

January 26, 2012

SUITE 600, 1015 4TH STREET, S.W.	CALGARY, ALBERTA T2R 1J4	TEL2-2799(403) 26	FAX (403) 262-2790
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